                                                                    EXHIBIT 10.2


                          AMENDMENT TO LEASE AGREEMENT

         THIS AMENDMENT TO LEASE AGREEMENT (the "Amendment"), entered into as of the 14th day of August, 1995, by and between TWO PARK, INC., a Georgia corporation having LaSalle Partners Management Limited as its duly authorized agent (hereinafter referred to as the "Landlord"), and E3 ASSOCIATES, LTD., a Georgia corporation (hereinafter referred to as the "Tenant").

                              W I T N E S S E T H :

         WHEREAS, Landlord and Tenant have entered into that certain Two Parkway Center Lease Agreement, dated November 8, 1990 (the "Lease"), with respect to certain premises consisting, as of the date hereof, of 15,223 square feet of Rentable Area and known as Suite 600, 1800 Parkway Place, Marietta, Georgia, as more particularly described in the Lease (the "Existing Premises") upon the terms and conditions more particularly set forth therein; and

         WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects;

         NOW, THEREFORE, for and in consideration of the premises and the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby covenant and agree as follows:

         1. DEFINITIONS. The Lease is hereby modified as provided below. All capitalized terms used in this Amendment which are not defined herein shall have the meanings ascribed to such terms in the Lease. All references in the Lease or in this Amendment to "the Lease" or "this Lease" shall be deemed references to the Lease as amended by this Amendment.

         2. EXPANSION. Effective on January 1, 1996 (the "Expansion Date"), the Premises shall be expanded to include the space, consisting of 9,659 square feet of Rentable Area, as outlined on the floor plan attached hereto and made a part hereof as Exhibit "A", and identified thereon as the "New Space." The New Space is comprised of 4,873 square feet of Rentable Area in Suite 315 on the third (3rd) floor of the Building and 4,786 square feet of Rentable Area in Suite 605 on the sixth (6th) floor of the Building. From and after the Expansion Date, the term "Rentable Area of the Premises," as defined in Paragraph 1.4 of the Lease, shall mean for all purposes, including without limitation the calculation of Base Rental, 24,882 square feet, and "Tenant's Percentage Share" shall be 10.9611%.

         3. EXTENSION. For purposes of Paragraph 1.7 of the Lease, the end of the Lease Term is hereby extended from December 31, 1995 to February 28, 2001 (which date shall be referred to herein and in the Lease as the "Expiration Date").

         4.       BASE RENTAL; ADDITIONAL RENT; REIMBURSEMENTS.

                  (a) Paragraph S.S.2 of the Special Stipulations to the Lease is hereby amended to provide that the Base Rental for the Existing Premises and the New Space, effective on


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         the Expansion Date, shall be $19.85 per square foot of Rentable Area within the Existing Premises and the New Space per year, payable monthly as provided in Paragraph 4.1 of the Lease. The Base Rental shall continue to be subject to increase pursuant to Paragraph 4.2 of the Lease, commencing with the year 1996 with respect to the Base Rental for the Existing Premises and the New Space; provided, however, that such increase shall be determined by multiplying the Base Rental in force at the end of each calendar year times forty percent (40%) of the percentage increase in the index for the month of December of the immediately preceding calendar year, subject to a maximum annual increase in the Index of nine percent (9%).

                  (b) Commencing on the date hereof and continuing through and including December 31, 1995, Tenant shall remain obligated to pay to Landlord as additional rent under the Lease Tenant's Percentage Share of Increases in Operating Expenses for the Existing Premises, as provided in Paragraphs 1.6(c) and 4.3 of the Lease. Effective on the Expansion Date, the "Base Year" for purposes of Paragraphs 1.6(c) and
         4.3 of the Lease for the Existing Premises and the New Space shall be the year 1996. Accordingly, for each calendar year during the Lease Term commencing with the year 1997, Tenant shall pay to Landlord, as additional rent under Paragraph 4.3 of the Lease with respect to the Existing Premises and the New Space, an amount equal to Tenant's Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in such Adjustment Year over the Base Operating Expenses. Anything to the contrary herein notwithstanding, the Base Rental and other sums due Landlord under the Lease with respect to the Existing Premises shall continue to be due and payable in accordance with the terms of the Lease with respect to the Existing Premises until the Expansion Date.

                  (c) Notwithstanding anything herein to the contrary, Landlord shall reimburse Tenant up to a maximum amount of $9,659.00 for moving expenses incurred in connection with Tenant's expansion including, but not limited to, cabling and computer and telephone wiring. Landlord shall so reimburse Tenant within forty-five (45) days following receipt by Landlord of invoices evidencing such expenses.

         5.       TENANT IMPROVEMENTS.

                  (a) Tenant takes and accepts the New Space from Landlord in its present as-is condition and as suited for the use intended by Tenant, except for such improvements as may be expressly provided for in the Tenant Improvement Agreement attached hereto and made a part hereof as Exhibit "B". If, for any reason whatsoever, the New Space is not substantially completed by January 1, 1996 or if Landlord, for any reason whatsoever, cannot deliver possession of the New Space to Tenant by January 1, 1996, the Lease (including this Amendment) shall not be void or voidable, nor shall Landlord be liable to Tenant for any resulting loss or damages resulting therefrom. However, if Landlord is unable to complete the Tenant improvements to be completed within the New Space by January 1, 1996 due to delays other than delays caused by Tenant, then the Expiration Date, as defined in this Amendment, and the effective date for the commencement of


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         Base Rental with respect to the New Space set forth in Paragraph 4(a)
         above, shall be postponed for a like period of time equal to the number of days of such delay. No delay in delivery of possession of the New Space or postponement of the Expansion Date shall operate to relieve Tenant of Tenant's obligations to Landlord as provided in the Lease, including, without limitation, the obligation to pay Base Rental, except as hereinabove set forth. That portion of the Tenant Improvements to be constructed in the Existing Premises may be completed by Landlord simultaneously with those Tenant Improvements to be constructed in the New Space. All Tenant Improvements shall be constructed by Landlord's Contractor who shall be selected by Landlord pursuant to a bid process whereby at least three contractors selected by Landlord will bid upon the work with Landlord selecting the successful bidder. Landlord and Tenant agree to execute a Tenant Acceptance Agreement, as described in Paragraph 2.5 of the Lease, setting forth the Expansion Date and Expiration Date within twenty (20) days after Tenant takes occupancy of the New Space.

                  (b) Landlord agrees to construct or install in the Existing Premises and the New Space the "Tenant Improvements," as defined in and to be constructed or installed pursuant to the provisions of the Tenant Improvement Agreement which is attached hereto as Exhibit "B". Tenant agrees to comply with all the terms and provisions of the Tenant Improvement Agreement, including, without limitation, the obligation to pay, as additional rent, all amounts due Landlord under Paragraph 3 thereof according to the payment provisions contained in said Paragraph 3.

         6. EARLY OCCUPANCY. The Lease Term for Suite 315 of the New Space shall not commence until the Expansion Date; provided, however, that if Suite 315 is available prior to that date (with no representation or warranty whatsoever as to whether or not such premises shall be so available), Landlord will permit Tenant to occupy Suite 315 prior to the Expansion Date under the terms and conditions of the Lease, but without the payment of any Base Rental or any additional rent which otherwise would be payable hereunder for such period prior to the Expansion Date.

         7. SECURITY DEPOSIT. Provided Tenant is not then in default under the terms of this Lease, upon the date three (3) months after the later to occur of (i) the Expansion Date, or (ii) the date the New Space is substantially completed and available for Tenant's occupancy, Landlord shall reimburse to Tenant that portion of the Security Deposit then held by Landlord. From and after such payment to Tenant, Paragraph 4.5 of the Lease shall have no further force or effect.

         8. BROKER. Tenant represents and warrants to Landlord that no broker, agent, commissioned salesman, or other person has represented Tenant in the negotiations for and procurement of this Amendment and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commissioned salesman, or other person. Tenant agrees to indemnify and hold Landlord harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments) for any fees, commissions or


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compensation or any kind which arise out of or are in any way connected with any claimed agency relationship with Tenant. Landlord represents and warrants to Tenant that no broker, agent, commissioned salesman, or other person has represented Landlord in the negotiations for and procurement of this Amendment and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commissioned salesman or other person. Landlord agrees to indemnify and hold Tenant harmless from any and all claims, suits or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits or judgments) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship with Landlord.

         9. MISCELLANEOUS. Exhibit "C" to the Lease and Paragraphs numbered S.S.1, S.S.5 and S.S.7 of the Special Stipulations to the Lease are hereby deleted from the Lease and shall have no further force or effect. Except as expressly modified herein, the Lease shall remain in full force and effect and Landlord and Tenant to hereby ratify and confirm the terms and conditions of the Lease, as amended by this Amendment. This Amendment shall be binding upon the executors, administrators, heirs, successors and assigns of Landlord and Tenant, to the extent permitted under the Lease.



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         IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed under seal by their duly authorized officers or representatives as of the day and year first above written.

                               "TENANT"

                                     E3 ASSOCIATES, LTD.

                                     By: /s/ Frank K. Schuster
                                     Print Name: Frank K. Schuster
                                     Title: C.F.O./Exec. V.P.

                                     Attest: /s/ Daniel J. Craddock (SEAL)
                                     Print Name: Daniel J. Craddock
                                     Title: Vice President

                                     (SEAL)

                               "LANDLORD"

                                     TWO PARK, INC.

                                     By:    LaSalle Partners Management Limited,
                                            Its authorized agent

                                     By:    /s/ Stephen P. Vale    (SEAL)
                                     Title: Vice President




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                                    EXHIBIT A

                           [DESCRIPTION OF PREMISES]

                                    EXHIBIT B

                          TENANT IMPROVEMENT AGREEMENT



         WHEREAS, the undersigned Landlord and Tenant have executed, sealed and delivered a certain Amendment to Lease Agreement to which this Agreement is attached, and into which this Agreement is fully incorporated by reference, as Exhibit B;

         WHEREAS, said Amendment amends and modifies that certain Two Parkway Center Lease Agreement between Landlord and Tenant dated November 8, 1990 (the "Lease"), which Lease, amended as aforesaid, provides for the letting of space (the "Premises") within 1800 Parkway Place located at Two Parkway Center, Marietta, Georgia (the "Building");

         WHEREAS, the terms "Landlord" and "Tenant," "Premises," "Existing Premises," "New Space," "Usable Area," and "Building" as used herein shall have the same meanings ascribed thereto as set forth in the Lease, as amended by said Amendment; and

         WHEREAS, Landlord and Tenant desire to set forth herein their respective agreements regarding the improvement of the Premises;

         NOW, THEREFORE, in consideration of the premises, the execution and delivery of the Lease by the parties hereto, the mutual covenants contained herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

Section 1.        Tenant Improvements.

         Section 1.01      Definition.

The term "Tenant Improvements" shall mean all improvements constructed or installed in or on the Premises in accordance with the Drawings and Specifications, as hereinafter defined.

         Section 1.02      Base Building Condition.

The term "Base Building Condition" shall mean the condition of the Premises prior to commencement of the work of constructing and installing the Tenant Improvements.

Section 2.        Drawings and Specifications.

         Section 2.01      Definition.

The term "Drawings and Specification" shall mean the final drawings, specifications and finish schedules for the Tenant Improvements which shall be prepared and approved by Landlord and Tenant in accordance with the following procedure:


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                  (a)      Tenant desires to use Landlord's Architect to prepare
         final working drawings, specifications, finish schedules, and the like necessary to commence construction of the Tenant Improvements. As provided in Section 3.01 hereof, the cost of preparing the drawings, specifications, finish schedules and the like as set forth in this
         Section 2.01 shall be paid by Landlord and shall not be a part of Tenant's Costs.

                  (b) On or before the fifth (5th) day following receipt of the Drawings and Specifications, Landlord shall obtain from Landlord's Contractor a price schedule for the Tenant Improvements and shall submit the same to Tenant for its approval. If Tenant disapproves such price schedule, Tenant agrees to work promptly with Landlord's Architect and Landlord's Contractor to alter the Drawings and Specifications as necessary to cause the price quotation based thereon to be acceptable to Tenant. The aggregate cost the Tenant Improvements, once approved by Tenant, shall hereinafter be referred to as "Tenant Improvement Costs." Upon determination of the Tenant Improvement Costs, Tenant shall be deemed to have given final approval to the Drawings and Specifications and Landlord shall be deemed to have been authorized to proceed, through Landlord's Contractor, with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications.

Section 3.        Payment of Costs.

         Section 3.01      Landlord's Costs for Preliminary Drawings.

Landlord shall bear the cost of preparing the drawings, specifications and finish schedules in Section 2.01 above.

         Section 3.02      Landlord's Allowance for Tenant Improvement Costs.

Landlord shall pay the Tenant Improvement Costs up to $8.00 per square foot of Rentable Area in the Existing Premises, or $121,784.00 based upon 15.223 square feet of Rentable Area in the Existing Premises, and $12.00 per square foot of Rentable Area in the New Space, or $115,908.00 based upon 9,659 square feet of Rentable Area in the New Space. Accordingly, to the total amount to be paid by Landlord for the Tenant Improvement Costs for the Existing Premises and the New Space shall not exceed, in the aggregate, $237,692.00 ("Landlord's Allowance for Tenant Improvement Costs"). The Landlord's Allowance for Tenant Improvement Costs may be allocated between the Existing Premises and the New Space at Tenant's discretion but must be expended on permanent and semi-permanent finishes and improvements (not eligible are items such as furniture, telecommunications and/or computer wiring or equipment, moving expenses etc.). All improvements made from concrete slab to concrete deck shall be deducted from this allowance. Any unused portion of Landlord's Allowance for Tenant Improvement Costs, up to a maximum of $48,000.00, may, at Tenant's option, (i) be used to reimburse Tenant (against invoices submitted to landlord by Tenant) for Tenant's expenses directly associated with Tenant's expansion, including, but not limited to, cabling and computer and telephone wiring; or (ii) be credited by Landlord against Base Rental


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due under the Lease, as amended by the aforementioned Amendment, commencing on the later to occur of the Expansion Date or the first day of the first month following the date upon which construction of the Tenant Improvements has been substantially completed until such time as said unused portion of Landlord's Allowance for Tenant Improvement Costs is exhausted. Tenant shall have no claim to the unused portion of the Landlord's Allowance for Tenant Improvement Costs which exceeds said $48,000.00.

         Section 3.03      Tenant's Costs.

The aggregate of all costs described in the following subparagraphs (a) through
(c) of this Section 3.03 are hereinafter referred to collectively as "Tenant Costs."

                  (a) The Tenant Improvement Costs over and above the Landlord's Allowance for Tenant Improvement Costs;

                  (b) Fees for architects, engineers, interior designers, and other professionals and design specialists incurred by Tenant in connection with the Tenant Improvements; and

                  (c) The cost of making any and all changes in and to the Drawings and Specifications and any and all increased costs in the Tenant Improvement Costs resulting therefrom; and in the event the aggregate of Tenant Costs, as defined above, exceeds Landlord's Allowance for Tenant Improvements Costs, as specified in Section 3.02 above, then Tenant shall promptly pay the excess to landlord as additional rent, as set forth in Section 3.04.


         Section 3.04      Payment Schedule for Tenant's Costs.

Tenant shall pay to Landlord the Tenant's Costs as follows:

                  (a) Fifty percent (50%) of the amount of Tenant's Costs then known to Landlord and Tenant shall be paid prior to the commencement of any work of constructing and installing the Tenant Improvements;

                  (b) Forty percent (40%) of the amount of Tenant's Costs then known to Landlord and Tenant shall be paid within thirty (30) calendar days after the commencement of the work of constructing and installing the Tenant Improvements; and

                  (c) The balance of Tenant's Costs shall be paid immediately upon Landlord's notification to Tenant that the work of constructing and installing the Tenant Improvements has been substantially completed.


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         Section 3.05      Changes in Drawings and Specifications.

If at any time after the Tenant Improvement Costs are determined Tenant desires to make changes in the Drawings and Specifications, Tenant shall submit to Landlord for approval working drawings, specifications, and finish schedules for any and all such desired changes. The process of finalizing such drawings and the like shall be as set forth in Section 2 above. Once any and all changes and modifications are approved, Landlord shall promptly submit the same to Landlord's Contractor for pricing. The procedure for determining an approved cost for such changes shall be as set forth in Section 2 above. Once a cost for such changes has been approved, all references in this Agreement to "Drawings and Specifications" shall be to the Drawings and Specifications adopted pursuant to the procedures of Section 2 above, as changed and modified pursuant to this
Section 3.05, and all references to "Tenant Improvement Costs" shall be deemed to include the aggregate approved cost for the changes as determined in this
Section 3.05. Once the changes and the costs therefore have been approved, Tenant shall be deemed to have given full authorization to Landlord to proceed with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications, as changed and modified. Landlord, at its option, can require Tenant to pay in lump sum to Landlord any and all increases in the Tenant Improvement Costs which result from approved changes to the Drawings and Specifications and which also result in the cost being above the Landlord's Allowance for Tenant Improvement Costs. Any delays in completing the Tenant Improvements which result from either changes in the Drawings and Specifications made by Tenant or from the unavailability of materials specified by Tenant, shall not operate to delay or extend the commencement date under the Lease nor the payment of the base rental or other charges due under the Lease.

         Section 3.06      Failure to Pay Tenant's Costs.

Failure by Tenant to pay Tenant's Costs in accordance with this Section 3 will constitute a failure by Tenant to pay rent when due under the Lease and shall therefore constitute an event of default by Tenant under the Lease, and Landlord shall have all the remedies available to it under this Lease and at law or in equity for nonpayment of rent.

         Section 3.07      Landlord's Disbursement Obligations.

Landlord agrees to disburse the Landlord's Allowance for Tenant Improvement Costs and the Tenant's Costs (to the extent deposited by Tenant with Landlord) to pay the Tenant Improvement Costs as and when the same become due and payable. Landlord shall be entitled to rely on the accuracy of any and all invoices and fee statements for labor and materials performed on or furnished to the Premises in connection with the Tenant Improvements and to rely, to the extent submitted, on any and all certifications as to Tenant Improvement Costs submitted by Landlord's Contractor and/or Landlord's Architect Tenant does hereby release and relieve Landlord from any claims for damages and the like which may result from Landlord's paying an inaccurate invoice, fee statement, or the like and does hereby indemnify and agree to hold landlord harmless and to defend Landlord from and against any and all claims, damages, liability, or costs (including, without limitation, attorneys' fees and court costs) which may arise or result from


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Landlord's payment of Tenant Improvement Costs or the nonpayment thereof.
Notwithstanding the foregoing, the within release and indemnification of Landlord by Tenant shall not release any other third parties, nor shall it waive any and all rights which Tenant may have against other third parties in connection with the payment or nonpayment of Tenant Improvement Costs.

         Section 4.        Finish Work in Addition to Tenant Improvements.

All work in or about the Premises which is not within the scope of the work necessary to construct and install the Tenant Improvements, such as delivering and installing furniture, telephone equipment, and wiring, and office equipment and computer wiring, shall be furnished and installed by Tenant entirely at Tenant's expenses. Tenant shall adopt a schedule for performing such additional work consistent with the schedule of Landlord's Contractor and shall see that such work is conducted in such a manner as to maintain harmonious labor relations and so as not to interfere unreasonably with or to delay the work of constructing or installing the Tenant Improvements. Landlord shall give access and entry to the Premises to Tenant and its contract parties performing such additional work and reasonably opportunity and time to enable Tenant and such contract parties to perform and complete such work. All of such additional work and Tenant" use (and the use by its contract parties) of the Premises for such purposes shall be entirely in accordance with the Lease, including without limitation this Agreement.

         Section 5.        Time is of the Essence.

Time is of the essence of this Agreement. Unless specifically provided otherwise, all references to days or months shall be construed as references to calendar days or months, respectively.





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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement in duplicate, individually or through their respective authorized officers, partners, agents or attorneys-in-fact, as the case may be, and sealed this Agreement or caused their respective seals to be affixed hereto, the day and year set forth below their respective executions, the latest of which is and shall be deemed to be the date of this Agreement.

                               "TENANT"

                                     E3 ASSOCIATES, LTD.

                                     By: /s/ Frank K. Schuster (SEAL)
                                     Print Name: Frank K. Schuster
                                     Title: C.F.O./Exec. V.P.

                                     Date: 8/4/95

                                     Attest: /s/ Daniel J. Craddock (SEAL)
                                     Print Name: Daniel J. Craddock
                                     Title: Vice President

                                     Date: 8/4/95


                               "LANDLORD"

                                     TWO PARK, INC.

                                     By:    LaSalle Partners Management Limited,
                                            Its authorized agent

                                     By:    /s/ Stephen P. Vale (SEAL)
                                     Title: Vice President

                                     Date:  8/14/95




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